PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1

ENTEGRIS REPORTS RESULTS FOR FIRST QUARTER OF 2023

•First-quarter revenue (as reported) of $922.4 million, increased 42% from prior year
•First-quarter revenue (proforma), decreased 3.7%
•First-quarter GAAP diluted EPS of $(0.59)
•First-quarter non-GAAP diluted EPS of $0.65

BILLERICA, Mass., May 11, 2023 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s first quarter ended April 1, 2023. First-quarter sales were $922.4 million, an increase of 42% from the same quarter last year. First-quarter GAAP net loss was $88.2 million, or $0.59 loss per diluted share, which included $88.9 million of goodwill impairment related to the sale of the Electronic Chemicals business, $57.6 million of amortization of intangible assets, $17.0 million of integration costs and $22.5 million of other net costs. Non-GAAP net income was $97.8 million for the first quarter and non-GAAP earnings per diluted share was $0.65. The results for the first quarter of 2022, are shown on a “as reported” basis and not on a “proforma” basis, and as a result do not include CMC Materials’ results.
Bertrand Loy, Entegris’ president and chief executive officer, said: “I am pleased with the quality of our execution and results in the first quarter, especially in light of the dynamic market environment. Sales were down sequentially in the quarter, but we believe we outperformed the market, driven in large part by our strong position at the leading-edge technology nodes.”

Mr. Loy added: “2023 continues to be an uncertain year for the semiconductor industry. Despite these challenges, we have made good progress on key initiatives. The CMC Materials integration is proceeding very well, and on track to hit important milestones. The recently announced agreement to sell the Electronic Chemicals business, along with the sale of the QED business, are critical steps to optimize our portfolio and are expected to result in more than $800 million of proceeds to be used for debt paydown. In addition, we have taken several actions to lower our cost structure.”

Mr. Loy added: “Looking further ahead, the semiconductor industry is poised for long-term growth, on the way to $1 trillion by 2030. At the same time, as device architectures become more complex, our leading capabilities in materials science and materials purity enable us to offer our customers unique mission critical solutions, which will translate into rapidly expanding content per wafer for Entegris.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	April 1, 2023	April 2, 2022	December 31, 2022
Net sales	$922,396	$649,646	$946,070
Operating income	$13,466	$163,346	$143,776
Operating margin - as a % of net sales	1.5%	25.1%	15.2%
Net (loss) income	($88,166)	$125,705	$57,427
Diluted (loss) earnings per common share	($0.59)	$0.92	$0.38
Non-GAAP Results
Non-GAAP adjusted operating income	$204,772	$182,251	$219,353
Non-GAAP adjusted operating margin - as a % of net sales	22.2%	28.1%	23.2%
Non-GAAP net income	$97,782	$145,133	$124,451
Diluted non-GAAP earnings per common share	$0.65	$1.06	$0.83

Second-Quarter Outlook
For the second quarter ending July 1, 2023, the Company expects sales of $870 million to $900 million, GAAP net income of $14 million to $21 million and diluted earnings per common share between $0.09 and $0.14. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $0.53 to $0.58, reflecting net income on a non-GAAP basis in the range of $80 million to $87 million. The Company also expects EBITDA of approximately 27% to 28% of sales, for the second quarter of 2023.
Segment Results
In connection with the completion of the CMC Materials acquisition, the Company now operates in four segments (which include the new APS division):
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides advanced materials enabling complex chip designs and improved device electrical performance; including high-performance and high-purity process chemistries, gases and materials and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC offers advanced filtration solutions that improve customers’ yield, device reliability and cost; by filtering and purifying critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions that improve customers’ yields by protecting critical materials during manufacturing, transportation, and storage; including products that monitor, protect, transport and deliver critical liquid chemistries, wafers, and other substrates for a broad set of applications in the semiconductor, life sciences and other high-technology industries.
Advanced Planarization Solutions (APS): APS develops an end-to-end chemical mechanical planarization (CMP) solution and applications expertise delivered through advanced materials and high purity chemicals; including CMP slurries, pads, formulated cleans and other electronic chemicals used in the semiconductor manufacturing processes.

First-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the first quarter on Thursday, May 11, 2023, at 8:00 a.m. Eastern Time. Participants should dial 800-245-3047 or +1 203-518-9765, referencing confirmation ID: ENTGQ123. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For the live webcast and replay of the call, please Click Here.

Management’s slide presentation concerning the results for the first quarter will be posted on the Investor Relations section of www.entegris.com in the morning before the call.

Entegris, Inc. - page 2 of 14

About Entegris
Entegris is a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 9,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, adjusted gross profit, adjusted segment profit, adjusted operating income, non-GAAP net income, non-GAAP adjusted operating margin and diluted non-GAAP earnings per common share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP gross profit to adjusted gross profit, GAAP segment profit to adjusted operating income, GAAP net income to adjusted operating income and adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP net income and diluted non-GAAP earnings per common share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Cautionary Note on Forward Looking Statements
This news release contains forward looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward looking statements. These forward looking statements may include statements about supply chain matters and inflationary pressures; future period guidance or projections; the Company’s performance relative to its markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends; the development of new products and the success of their introductions; the focus of the Company’s engineering, research and development projects; the Company’s ability to execute on our business strategies, including with respect to Company’s expansion of its manufacturing presence in Taiwan and in Colorado Springs; the Company’s capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions the Company has made and commercial partnerships the Company has established, including the acquisition of CMC Materials, Inc. (now known as CMC Materials LLC) (“CMC Materials”); the closing of any announced divestitures, including the timing thereof; trends relating to the fluctuation of currency exchange rates; future capital and other expenditures, including estimates thereof; the Company’s expected tax rate; the impact, financial or otherwise, of any organizational changes; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; and other matters. These forward looking statements are based on current management expectations and assumptions only as of the date of this Quarterly Report, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for the Company’s products and solutions; the level of, and obligations associated with, the Company’s indebtedness, including the debts incurred in connection with the acquisition of CMC Materials; risks related to the acquisition and integration of CMC Materials, including unanticipated difficulties or expenditures relating thereto; the ability to achieve the anticipated synergies and value-creation contemplated by the acquisition of CMC Materials and the diversion of management time on transaction-related matters; raw material shortages, supply and labor constraints and price increases, inflationary pressures and rising interest rates; operational, political and legal risks of the Company’s international operations; the Company’s dependence on sole source and limited source suppliers; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and introduce new products to meet customers’
Entegris, Inc. - page 3 of 14

rapidly changing requirements; substantial competition; the Company’s concentrated customer base; the Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions; the Company’s ability to consummate pending transactions on a timely basis or at all and the satisfaction of the conditions precedent to consummation of such pending transactions, including the satisfaction of regulatory conditions on the terms expected, at all or in a timely manner; the Company’s ability to effectively implement any organizational changes; the Company’s ability to protect and enforce intellectual property rights; the increasing complexity of certain manufacturing processes; changes in government regulations of the countries in which the Company operates, including the imposition of tariffs, export controls and other trade laws and restrictions and changes to national security and international trade policy, especially as they relate to China; fluctuation of currency exchange rates; fluctuations in the market price of the Company’s stock; and other risk factors and additional information described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 23, 2023, and in the Company’s other SEC filings. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

Entegris, Inc. - page 4 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 1, 2023	April 2, 2022	December 31, 2022
Net sales	$922,396	$649,646	$946,070
Cost of sales	520,711	339,826	541,545
Gross profit	401,685	309,820	404,525
Selling, general and administrative expenses	169,867	87,108	139,246
Engineering, research and development expenses	71,906	46,715	68,041
Amortization of intangible assets	57,574	12,651	53,462
Goodwill impairment	88,872	—	—
Operating income	13,466	163,346	143,776
Interest expense, net	84,821	12,864	82,013
Other (income) expense, net	(4,658)	4,902	(3,447)
(Loss) income before income tax expense	(66,697)	145,580	65,210
Income tax expense	21,469	19,875	7,783
Net (loss) income	$(88,166)	$125,705	$57,427

Basic (loss) earnings per common share:	$(0.59)	$0.93	$0.39
Diluted (loss) earnings per common share:	$(0.59)	$0.92	$0.38

Weighted average shares outstanding:
Basic	149,426	135,670	149,039
Diluted	149,426	136,552	149,909

Entegris, Inc. - page 5 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$709,032	$563,439
Trade accounts and notes receivable, net	511,435	535,485
Inventories, net	830,939	812,815
Deferred tax charges and refundable income taxes	38,845	47,618
Assets held-for-sale	247,932	246,531
Other current assets	118,864	129,297
Total current assets	2,457,047	2,335,185
Property, plant and equipment, net	1,464,420	1,393,337
Other assets:
Right-of-use assets	91,383	94,940
Goodwill	4,247,504	4,408,331
Intangible assets, net	1,742,336	1,841,955
Deferred tax assets and other noncurrent tax assets	29,795	28,867
Other	34,602	36,242
Total assets	$10,067,087	$10,138,857
LIABILITIES AND EQUITY
Current liabilities
Short-term debt, including current portion of long-term debt	$159,045	151,965
Accounts payable	167,177	172,488
Accrued liabilities	339,883	328,784
Liabilities held-for-sale	11,617	10,637
Income tax payable	103,901	98,057
Total current liabilities	781,623	761,931
Long-term debt, excluding current maturities	5,634,710	5,632,928
Long-term lease liability	77,319	80,716
Other liabilities	405,212	445,282
Shareholders’ equity	3,168,223	3,218,000
Total liabilities and equity	$10,067,087	$10,138,857

Entegris, Inc. - page 6 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	April 1, 2023	April 2, 2022
Operating activities:
Net (loss) income	$(88,166)	$125,705
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	46,775	23,905
Amortization	57,574	12,651
Share-based compensation expense	30,678	9,285
Loss on extinguishment of debt and modification	2,787	—
Impairment of Goodwill	88,872	—
Loss from sale of business	13,642	—
Other	(7,100)	195
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	8,379	(31,171)
Inventories	(34,852)	(77,476)
Accounts payable and accrued liabilities	20,043	(22,323)
Income taxes payable, refundable income taxes and noncurrent taxes payable	15,867	16,760
Other	(2,628)	6,257
Net cash provided by operating activities	151,871	63,788
Investing activities:
Acquisition of property and equipment	(133,992)	(84,405)
Proceeds from sale of business	133,527	—
Other	108	1,123
Net cash used in investing activities	(357)	(83,282)
Financing activities:
Proceeds from revolving credit facility, short-term debt and long-term debt	117,170	79,000
Payments of revolving credit facility, short-term debt and long-term debt	(117,170)	(79,000)
Payments for dividends	(15,170)	(13,895)
Issuance of common stock	18,393	3,379
Taxes paid related to net share settlement of equity awards	(9,406)	(16,117)
Other	(299)	(962)
Net cash used in financing activities	(6,482)	(27,595)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	561	(2,744)
Increase (decrease) in cash, cash equivalents and restricted cash	145,593	(49,833)
Cash, cash equivalents and restricted cash at beginning of period	563,439	402,565
Cash, cash equivalents and restricted cash at end of period	$709,032	$352,732

Entegris, Inc. - page 7 of 14

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended
Net sales	April 1, 2023	April 2, 2022	December 31, 2022
Specialty Chemicals and Engineered Materials	$198,004	$165,776	$204,214
Advanced Planarization Solutions	250,326	30,645	253,798
Microcontamination Control	269,297	266,637	284,676
Advanced Materials Handling	218,853	198,113	213,890
Inter-segment elimination	(14,084)	(11,525)	(10,508)
Total net sales	$922,396	$649,646	$946,070

	Three months ended
Segment profit	April 1, 2023	April 2, 2022	December 31, 2022
Specialty Chemicals and Engineered Materials	$3,268	$37,692	$14,828
Advanced Planarization Solutions	(32,790)	11,159	56,661
Microcontamination Control	95,997	98,618	107,413
Advanced Materials Handling	48,165	46,690	48,045
Total segment profit	114,640	194,159	226,947
Amortization of intangibles	57,574	12,651	53,462
Unallocated expenses	43,600	18,162	29,709
Total operating income	$13,466	$163,346	$143,776

Entegris, Inc. - page 8 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)

	Three months ended
	April 1, 2023	April 2, 2022	December 31, 2022
Net Sales	$922,396	$649,646	$946,070
Gross profit-GAAP	$401,685	$309,820	$404,525
Adjustments to gross profit:
Restructuring costs [1]	7,377	—	—
Adjusted gross profit	$409,062	$309,820	$404,525

Gross margin - as a % of net sales	43.5%	47.7%	42.8%
Adjusted gross margin - as a % of net sales	44.3%	47.7%	42.8%

1 Restructuring charges resulting from cost saving initiatives.
Entegris, Inc. - page 9 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended
Adjusted segment profit	April 1, 2023	April 2, 2022	December 31, 2022
SCEM segment profit	$3,268	$37,692	$14,828
Restructuring costs [1]	6,523	—	—
Loss on sale of business [2]	13,642	—	—
SCEM adjusted segment profit	$23,433	$37,692	$14,828

APS segment profit	$(32,790)	$11,159	$56,661
Goodwill impairment [3]	88,872	—	—
Restructuring costs [1]	585	—	—
Gain on sale of business [2]	—	—	(254)
APS adjusted segment profit	$56,667	$11,159	$56,407

MC segment profit	$95,997	$98,618	$107,413
Restructuring costs [1]	2,795	—	—
MC adjusted segment profit	$98,792	$98,618	$107,413

AMH segment profit	$48,165	$46,690	$48,045
Restructuring costs [1]	1,254	—	—
AMH adjusted segment profit	$49,419	$46,690	$48,045

Unallocated general and administrative expenses	$43,600	$18,162	$29,709
Less: unallocated deal and integration costs	19,975	6,254	22,369
Less: unallocated restructuring costs [1]	86	—	—
Adjusted unallocated general and administrative expenses	$23,539	$11,908	$7,340

Total adjusted segment profit	$228,311	$194,159	$226,693
Less: adjusted unallocated general and administrative expenses	23,539	11,908	7,340
Total adjusted operating income	$204,772	$182,251	$219,353

1 Restructuring charges resulting from cost saving initiatives.
2 Loss (gain) from the sale of businesses.
3 Non-cash impairment charges associated with goodwill.
Entegris, Inc. - page 10 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended
	April 1, 2023	April 2, 2022	December 31, 2022
Net sales	$922,396	$649,646	$946,070
Net (loss) income	$(88,166)	$125,705	$57,427
Net (loss) income - as a % of net sales	(9.6%)	19.3%	6.1%
Adjustments to net (loss) income:
Income tax expense (benefit)	21,469	19,875	7,783
Interest expense, net	84,821	12,864	82,013
Other (income) expense, net	(4,658)	4,902	(3,447)
GAAP - Operating income	13,466	163,346	143,776
Operating margin - as a % of net sales	1.5%	25.1%	15.2%
Goodwill Impairment [1]	88,872	—	—
Deal and transaction costs [2]	3,001	5,008	258
Integration costs:			—
Professional fees [3]	11,988	796	13,723
Severance costs [4]	1,362	—	2,273
Retention costs [5]	1,280	—	457
Other costs [6]	2,345	450	2,105
Contractual and non-cash integration costs [7]	—	—	3,553
Restructuring costs [8]	11,242	—	—
Loss (gain) on sale of business [9]	13,642	—	(254)
Amortization of intangible assets [10]	57,574	12,651	53,462
Adjusted operating income	204,772	182,251	219,353
Adjusted operating margin - as a % of net sales	22.2%	28.1%	23.2%
Depreciation	46,775	23,905	41,882
Adjusted EBITDA	251,547	206,156	261,235
Adjusted EBITDA - as a % of net sales	27.3%	31.7%	27.6%
1 Non-cash impairment charges associated with goodwill.
2 Deal and transaction costs associated the CMC acquisition and completed and announced divestitures.
3 Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers and other vendors to assist us in integrating the recently acquired CMC into our operations. These fees arise outside of the ordinary course of our continuing operations.
4 Represent severance charges resulting from cost saving initiatives in connection with the CMC acquisition.
5 Represents retention charges related directly to the CMC acquisition and completed and announced divestitures, and are not part of our normal, recurring cash operating expenses.
6 Represents other employee related costs and other costs incurred relating to the CMC acquisition and the completed and announced divestitures. These costs arise outside of the ordinary course of our continuing operations.
7 Represents non-recurring costs associated with the CMC retention program that was agreed upon and set forth in the definitive      acquisition agreement.
8 Restructuring charges resulting from cost saving initiatives.
9 Loss (gain) from the sale of businesses.
10Non-cash amortization expense associated with intangibles acquired in acquisitions.
Entegris, Inc. - page 11 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data)(Unaudited)

	Three months ended
	April 1, 2023	April 2, 2022	December 31, 2022
GAAP net (loss) income	$(88,166)	$125,705	$57,427
Adjustments to net (loss) income:
Goodwill Impairment [1]	88,872	—	—
Deal and transaction costs [2]	3,001	5,008	258
Integration costs:
Professional fees [3]	11,988	796	13,723
Severance costs [4]	1,362	—	2,273
Retention costs [5]	1,280	—	457
Other costs [6]	2,345	450	2,105
Contractual and non-cash integration costs [7]	—	—	3,553
Restructuring costs [8]	11,242	—	—
Loss on extinguishment of debt and modification [9]	3,880	—	1,052
Loss (gain) on sale of business [10]	13,642	—	(254)
Infineum termination fee, net [11]	(10,877)	—	—
Interest expense, net [12]	—	4,683	—
Amortization of intangible assets [13]	57,574	12,651	53,462
Tax effect of adjustments to net (loss) income and discrete items[14]	1,639	(4,160)	(9,605)
Non-GAAP net income	$97,782	$145,133	$124,451

Diluted (loss) earnings per common share	$(0.59)	$0.92	$0.38
Effect of adjustments to net (loss) income	$1.24	$0.14	$0.45
Diluted non-GAAP earnings per common share	$0.65	$1.06	$0.83

Diluted weighted averages shares outstanding	149,426	136,552	149,909
Effect of adjustment to diluted weighted average shares outstanding	955	—	—
Diluted non-GAAP weighted average shares outstanding	150,381	136,552	149,909

1 Non-cash impairment charges associated with goodwill.
2 Deal and transaction costs associated with the CMC acquisition and completed and announced divestitures.
3 Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers and other vendors to assist us in integrating the recently acquired CMC into our operations. These fees arise outside of the ordinary course of our continuing operations.
4 Represent severance charges resulting from cost saving initiatives from the CMC acquisition.
5 Represents retention charges related directly to the CMC acquisition and completed and announced divestitures, and are not part of our normal, recurring cash operating expenses.
6 Represents other employee related costs and other costs incurred relating to the CMC acquisition and completed and announced divestitures. These costs arise outside of the ordinary course of our continuing operations.
7 Represents non-recurring costs associated with the CMC retention program that was agreed upon and set forth in the definitive      acquisition agreement.
8 Restructuring charges resulting from cost saving initiatives.
9 Non-recurring loss on extinguishment of debt and modification of our Credit Amendment.
10 Loss (gain) from the sale of businesses.
11 Non-recurring gain from the termination fee with Infineum.
12 Non-recurring interest costs related to the financing of the CMC acquisition.
13 Non-cash amortization expense associated with intangibles acquired in acquisitions.
14 The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

Entegris, Inc. - page 12 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook
(In millions, except per share data)
(Unaudited)

Second -Quarter Outlook
Reconciliation GAAP Operating Margin to non-GAAP Operating Margin and Adjusted EBITDA Margin	July 1, 2023
Net sales	$870 - $900
GAAP - Operating income	$103 - $119
Operating margin - as a % of net sales	12% - 13%
Deal, transaction and integration costs	20
Amortization of intangible assets	57
Adjusted operating income	$180 - 196
Adjusted operating margin - as a % of net sales	21% - 22%
Depreciation	58
Adjusted EBITDA	$238 - $254
Adjusted EBITDA - as a % of net sales	27% - 28%

Second -Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	July 1, 2023
GAAP net income	$14 - $21
Adjustments to net income:
Deal, transaction and integration costs	20
Amortization of intangible assets	57
Income tax effect	(11)
Non-GAAP net income	$80 - $87

Second -Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	July 1, 2023
Diluted earnings per common share	$0.09 - $0.14
Adjustments to diluted earnings per common share:
Deal, transaction and integration costs	0.13
Amortization of intangible assets	0.38
Income tax effect	(0.07)
Diluted non-GAAP earnings per common share	$0.53 - $0.58

Entegris, Inc. - page 13 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of Proforma Sales to Proforma Non-GAAP Net Sales
(In thousands)
(Unaudited)

Three months ended
April 2, 2022
Proforma Net Sales [1]	$969,091
Less: Wood treatment [2]	(10,907)
Proforma Net Sales - Non GAAP	$958,184

1 The above pro forma results include the addition of CMC Materials, Inc.’s financials recorded prior to the consummation of the merger with the Company on July 6, 2022 to the Company’s reported financials and are provided as a complement to, and should be read in conjunction with, the consolidated financial statements to better facilitate the assessment and measurement of the Company’s operating performance. Intercompany sales between the Company and CMC Materials, Inc have been eliminated. No other adjustments have been included.

2 The adjustment relates to removal of net sales related to CMC’s wood treatment business. Prior to the acquisition, CMC operated a wood treatment business, which manufactured and sold wood treatment preservatives for utility poles and crossarms. CMC exited this business during the first half of 2022, prior to our acquisition of CMC. The wood treatment business had no ongoing sales at the time of acquisition and removed for comparable purposes.

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Entegris, Inc. - page 14 of 14